SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) –

William John Nelson, New Executive Vice President and Chief Operations Officer:

Effective May 1, 2007, William John Nelson (or “John Nelson”) was employed and appointed Executive Vice President and Chief Operations Officer of ON Semiconductor Corporation (“Corporation”) and Semiconductor Components Industries, LLC (“SCILLC”), the wholly-owned primary operating company of the Corporation. Also effective May 1, 2007, Mr. Nelson and SCILLC entered into an employment agreement (“Agreement”). As explained more under Item 8.01 of this Form 8-K and its Exhibit 99.1, prior to being employed by SCILLC, Mr. Nelson was most recently the chief executive officer of 1st Silicon Malaysia.

The Agreement provides for a base salary of $350,000 per year, subject to review by the Board of Directors of the Corporation (“Board”) from time-to-time. It specifies an incentive target amount for Mr. Nelson under the Corporation’s bonus program up to a target of 65% of his base salary during the performance cycle or an additional amount as approved by the Board under the bonus program (his actual bonus amounts could range from 0% to over 65% of the target amount, depending upon Board approval and how the Corporation and/or Mr. Nelson perform in relation to specified performance criteria). The Agreement provides for: (i) a monthly car allowance of $1,200; and (ii) reimbursement of up to $10,000 per year for actual financial planning expenses. The Agreement has no specified term of years.

Under the Agreement, if SCILLC terminates Mr. Nelson’s employment without “cause,” or he resigns for “good reason” (as those terms are defined in the Agreement), SCILLC will pay him: (i) one times his annual base salary; (ii) any earned but unpaid bonus for any prior performance cycle; and (iii) a pro rata portion of his bonus, if any, for the current performance cycle. Mr. Nelson would also be entitled to medical benefits for one year following termination and up to six months of outplacement assistance for a cost to SCILLC not to exceed $5,000. The base salary component of severance would be paid to Mr. Nelson in accordance with SCILLC’s ordinary payroll practices; provided, however, the first six months of base salary will be paid in a lump sum on the sixth month anniversary of the date of Mr. Nelson’s termination, and the remaining six months of payments will be paid in accordance with SCILLC’s ordinary payroll practices. Similarly, the Agreement provides with respect to bonuses that such payments will be made to Mr. Nelson on the later of: (a) the date that bonuses are paid to active employees under the bonus program; or (b) the sixth month anniversary of the date of his termination.

In the event of a “change in control” (as defined in the Agreement), if Mr. Nelson’s employment is terminated (without cause or for good reason) within two years after a change in control, then he will be entitled to the aforementioned severance benefits. In addition, the Agreement provides that he will be entitled to accelerated vesting of all of his outstanding unvested stock options as of the date Mr. Nelson signed the Agreement; plus the extension of exerciseability of the preceding stock options; provided, however, that if SCILLC determines in good faith that the extension of any such stock option’s exercise period results in the stock option being considered deferred compensation subject to Section 409A of the Internal Revenue Code, such extension shall not take effect.

Also under the Agreement, all severance benefits for Mr. Nelson are subject to him signing a general release and waiver (in the form reasonably acceptable to SCILLC) and his compliance with restrictive covenants that prohibit Mr. Nelson during, and for one year after, the termination of his employment from soliciting any employee of the Corporation, SCILLC or their subsidiaries, or competing with SCILLC.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is qualified in its entirety by reference to the filed Agreement.

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In connection with Mr. Nelson’s hiring and appointment as Executive Vice President and Chief Operations Officer and subject to approval by the Corporation’s Board during an upcoming meeting, the Board intends to grant Mr. Nelson, a stock option (“Option”) to purchase 400,000 of the Corporation’s common stock under the ON Semiconductor 2000 Stock Incentive Plan (“2000 SIP”). The Option will vest annually on a pro rata basis over a four-year period beginning on the first anniversary of the grant date and will have an exercise price equaling the closing price of the common stock of the Corporation as quoted on NASDAQ on the grant date. In addition and subject to Board approval, the Board intends to award to Mr. Nelson 100,000 restricted stock units (“RSUs”) under the 2000 SIP to be granted at the same time as the Option. The shares underlying the RSUs will generally vest in 25% increments over a four-year period beginning on the first anniversary of the grant date. Both the Option and the RSUs will be subject to additional terms and conditions under the 2000 SIP, as well as in separate agreements governing the Option and RSUs. Further, as a result of Mr. Nelson’s employment with SCILLC, he will receive certain relocation benefits consisting primarily of a cash relocation allowance of $150,000, less applicable withholding taxes.

William George, Executive Vice President, Operations:

Effective May 1, 2007, Mr. Nelson replaced William George, the Corporation’s former Executive Vice President, Operations. Mr. George will remain with the Corporation until his planned retirement in 2008. In the interim, Mr. George will complete the transition of his responsibilities to Mr. Nelson and will then focus his work in the areas of the Corporation’s Manufacturing Services Business and return on investment from research and development projects.

Item 8.01	Other Events

On May 1, 2007, the Corporation announced in a news release the appointment of Mr. Nelson as its new Executive Vice President and Chief Operations Officer. A copy of ON Semiconductor Corporation’s news release is attached hereto as Exhibit 99.1.

The information in Item 8.01 (including exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Employment Agreement between Semiconductor Components Industries, LLC and John Nelson dated as of May 1, 2007

99.1	News release for ON Semiconductor Corporation dated May 1, 2007 titled “ON Semiconductor Appoints John Nelson as Executive Vice President & Chief Operations Officer”(1)

(1)	This exhibit is furnished and not “filed” with this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date:	May 4, 2007	By:	/s/ KEITH JACKSON
Keith Jackson
Chief Executive Officer and President

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EXHIBIT INDEX

10.1	Employment Agreement between Semiconductor Components Industries, LLC and John Nelson dated as of May 1, 2007

99.1	News release for ON Semiconductor Corporation dated May 1, 2007 titled “ON Semiconductor Appoints John Nelson as Executive Vice President & Chief Operations Officer”(1)

(1)	This exhibit is furnished and not “filed” with this Form 8-K.

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